EXHIBIT 3a

                      AMENDED AND RESTATED

                   ARTICLES OF INCORPORATION

                               OF

                 FORT WAYNE NATIONAL CORPORATION

                      (July 1996 Edition)

     Incorporated under the provisions The Indiana Business Corporation Law (hereinafter referred to as the "Act").

                           ARTICLE I

                             Name

     The name of the Corporation is Fort Wayne National Corporation.

                            ARTICLE II

                         Purposes and Powers

     Section 2.01. Purposes. The purposes for which the Corporation is formed are to transact any and all lawful business for which corporations may be incorporated under the Act.

     Section 2.02. Powers. Subject to all limitations or restrictions imposed by the Act or by these Amended Articles of Incorporation and in furtherance of but not in addition to, the purposes set forth in Section 2.01 above, the Corporation shall have and may exercise all powers specified in the Act and all other powers not denied to corporations incorporated under the Act, and in carrying out its purposes the Corporation may act alone or may enter into any partnership, joint venture, syndicate, arrangement for the sharing of profits or union of interests, or any other arrangement with any person, corporation, association or other entity carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Corporation is authorized to carry on or engage in.

                            ARTICLE III

                         Period of Existence

     The period during which the Corporation shall continue is perpetual.

                             ARTICLE IV

                  Resident Agent and Principal Office


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     Section 4.01.  Resident Agent.  The name and address of the Corporation's
Resident Agent for service of process is Stephen R. Gillig, 110 West Berry Street, Fort Wayne, Indiana 46802.

     Section 4.02. Principal Office. The post office address of the principal office of the Corporation is 110 West Berry Street, Fort Wayne, Indiana 46802.

                               ARTICLE V

                           Authorized Shares

     Section 5.01. Number of Shares. The total number of shares which the Corporation is to have authority to issue is 22,000,000 consisting of 22,000,000 shares without par value.

     Section 5.02. Designation of Classes. The authorized shares are divided into three classes, one of which is designated Class A Preferred Stock and consists of 1,000,000 shares without par value, one of which is designated Class B Preferred Stock and consists of 1,000,000 shares without par value, and one of which is designated Common Stock and consists of 20,000,000 shares without par value.

     Section 5.03.  Terms of Shares.

          Subdivision A.  Voting Rights.

          Subsection 5.03.1.  Common Stock.

          (a) The holders of Common Stock shall have the right, voting in common with the holders of Class A Preferred Stock and not by class, to vote upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under and pursuant to the provisions of The Indiana Business Corporation Law or these Articles of Incorporation, voting by class is not required.

          (b) The holders of Common Stock shall also have the right, voting separately by class, to vote upon each question or matter in respect of which, under and pursuant to the provisions of The Indiana Business Corporation Law or these Articles of Incorporation, they are entitled to vote by class, including the right to elect all of the Directors of the Corporation except Class A Preferred Directors and Class B Preferred Directors elected as provided in this Article V. The Directors whom the holders of Common Stock are entitled to elect are designated common Directors.

           (c) Whenever the holders of shares of Common Stock have the right to vote, they shall be entitled to cast one (1) vote for each duly authorized, issued and outstanding share of Common Stock standing in their names on the books of the Corporation.

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          Subsection 5.03.2.  Class A Preferred Stock.

          (a) The holders of Class A Preferred Stock shall have the right, voting in common with the holders of Common Stock and not separately by class, to vote upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under and pursuant to the provisions of The Indiana Business Corporation Law or these Articles of Incorporation, voting by class is not required.

          (b) The holders of Class A Preferred Stock shall also have the right, voting separately by class and without regard to series, to vote upon each question or matter in respect of which, under and pursuant to the provisions of The Indiana Business Corporation Law or these Articles of Incorporation, they are entitled to vote by class.

          (c) The holders of Class A Preferred Stock shall also have the right, voting separately by class and without regard to series, to elect that number of additional members of the Board of Directors as equals the number of classes of Common Directors if the Corporation shall fail to pay the fixed minimum or other dividend payable with respect to any series of those shares (whether or not such dividend is cumulative) in an aggregate amount equivalent to full dividends (determined as if cumulative) with respect to such series for six quarters. Such limited voting rights may be exercised at the next meeting of shareholders at which Directors are to be elected and which takes place more than ninety days following such failure to pay dividends as aforesaid (other than a separate meeting of the holders of another class of shares) and at each succeeding meeting of shareholders at which Directors are to be elected (other than a separate meeting of the holders of another class of shares) until payment of all dividends on Class A Preferred Stock which are in arrears (determined as if cumulative) has been made or provided for, at which time the right to vote for election of Directors conferred upon the holders of Class A Preferred Stock shall cease, the terms of the Class A Preferred Directors shall end and they shall cease to serve. Such limited voting rights shall not limit or restrict the right of the Corporation from time to time to increase or decrease the number of Directors (other than Class A Preferred Directors) which the Corporation shall have. The Directors elected pursuant to this provision are designated Class A Preferred Directors.

          Before any meeting at which the holders of Class A Preferred Stock shall be entitled to vote in the election of Class A Preferred Directors, the number of Directors shall be deemed to have been increased by the same number as there are number of classes of Common Directors so as to provide that number of additional places for the Class A Preferred Directorships to be filled by the votes of the holders of Class A Preferred Stock, and the Corporation's Bylaws shall be deemed to have been amended accordingly in the same manner and to the same extent as if the Directors of the Corporation had unanimously, expressly, and specifically authorized that increase in the number of Directors at a meeting thereof duly called and held for that purpose. When the terms of the Class A Preferred Directors shall have ended, the number of Directors shall be deemed to have been
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     decreased by the number of Class A Preferred Directors in order to eliminate the additional places for the Class A Preferred Directors and the Corporation's Bylaws shall be deemed to have been amended accordingly, in the same manner as provided above.

          (d) So long as any share of Class A Preferred Stock of any series shall be outstanding, the Corporation shall not, without the affirmative votes of the holders of at least two-thirds (2/3) of the aggregate number of shares of Class A Preferred Stock of all series then outstanding, voting separately by class and without regard to series (i) change or repeal any of the voting rights or any of the relative rights, preferences, qualifications, limitations and restrictions of the holders of any shares of the Class A Preferred Stock then outstanding so as to affect that stock adversely with respect to any other class of capital stock then outstanding or (ii) authorize or create any class of stock ranking, as to voting rights or as to relative rights, preferences, qualifications, limitations and restrictions, prior to the Class A Preferred Stock of any series then outstanding.

          In addition, the Corporation shall not change or repeal any of the voting rights or any of the relative rights, preferences, qualifications, limitations and restrictions of the holders of any series of Class A Preferred Stock then outstanding so as to adversely affect that series with respect to the voting rights or the relative rights, preferences, qualifications, limitations and restrictions of the holders of any other series of Class A Preferred Stock then outstanding without the affirmative votes of the holders of at least two-thirds (2/3) of the shares of the series of Class A Preferred Stock being adversely affected, voting separately by series.

          (e) Whenever the holders of shares of Class A Preferred Stock have the right to vote, they shall be entitled to cast one (1) vote for each duly authorized, issued and outstanding share of Class A Preferred Stock standing in their names on the books of the Corporation.

          Subsection 5.03.3.  Class B Preferred Stock.

          (a) Unless any statute of the State of Indiana shall affirmatively provide to the contrary and except to the extent otherwise provided in this Subsection 5.03.3 and in Sections 7.05 and 7.06, the holders of shares of the Class B Preferred Stock shall have no voting rights and such holders shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

          (b) The holders of Class B Preferred Stock shall have the right, voting separately by class and without regard to series, to elect that number of additional members of the Board of Directors as equals the number of classes of Common Directors if the Corporation shall fail to pay the fixed, minimum or other dividend payable with respect to any series of such shares (whether or not such dividend is cumulative) in an aggregate amount equivalent to full dividends (determined as if cumulative) with

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respect to such series for six quarters.  Such limited voting rights may be exercised at the next meeting of shareholders at which Directors are to be elected and which takes place more than ninety days following such failure to pay dividends as aforesaid (other than a separate meeting of the holders of another class of shares) and at each succeeding meeting of shareholders at which Directors are to be elected (other than a separate meeting of the holders of another class of shares) until payment of all dividends on Class B Preferred Stock which are in arrears (determined as if cumulative) has been made or provided for, at which time the right to vote for election of Directors conferred upon the holders of Class B Preferred Stock shall cease, the terms of the Class B Preferred Directors shall end and they shall cease to serve. Such limited voting rights shall not limit or restrict the right of the Corporation from time to time to increase or decrease the number of Directors (other than Class B Preferred Directors) which the Corporation shall have. The Directors elected pursuant to this provision are designated Class B Preferred Directors.

          Before any meeting at which the holders of Class B Preferred Stock shall be entitled to vote in the election of Class B Preferred Directors, the number of Directors shall be deemed to have been increased by the same number as there are number of classes of Common Directors so as to provide that number of additional places for the Class B Preferred Directorships to be filled by the votes of the holders of Class B Preferred Stock, and the Corporation's Bylaws shall be deemed to have been amended accordingly, in the same manner and to the same extent as if the Directors of the Corporation had unanimously, expressly, and specifically authorized that increase in the number of Directors at a meeting thereof duly called and held for that purpose. When the terms of the Class B Preferred Directors shall have ended, the number of Directors shall be deemed to have been decreased by the number of Class B Preferred Directors in order to eliminate the additional places for the Class B Preferred Directors and the Corporation's Bylaws shall be deemed to have been amended accordingly, in the same manner as provided above.

          (c) So long as any share of Class B Preferred Stock of any series shall be outstanding, the Corporation shall not, without the affirmative votes of the holders of at least two-thirds (2/3) of the aggregate number of shares of Class B Preferred Stock of all series then outstanding, voting separately by class and without regard to series,
     (i) change or repeal any of the voting rights or any of the relative rights, preferences, qualifications, limitations and restrictions of the holders of any shares of the Class B Preferred Stock then outstanding so as to affect that stock adversely with respect to any other class of capital stock then outstanding or (ii) authorize any class of stock ranking, as to voting rights or as to relative rights, preferences, qualifications, limitations and restrictions, prior to the Class B Preferred Stock of any series then outstanding.

          In addition, the Corporation shall not change or repeal any of the voting rights or any of the relative rights, preferences, qualifications, limitations and restrictions of the holders of any series of Class B

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     Preferred Stock then outstanding so as to adversely affect that series with respect to the voting rights or the relative rights, preferences, qualifications, limitations and restrictions of the holders of any other series of Class B Preferred Stock then outstanding without the affirmative votes of the holders of at least two-thirds (2/3) of the shares of the series of Class C Preferred Stock being adversely affected, voting separately by series.

          (d) Whenever the holders of shares of Class B Preferred Stock have the right to vote they shall be entitled to cast one (1) vote for each duly authorized. issued and outstanding share of Class B Preferred Stock standing in their names on the books of the Corporation.

     Subsection 5.03.4. Voting Requirements for Removal of Directors and Filling Certain Vacancies. Notwithstanding the provisions of Subsections 5.03.1, 5.03.2 and 5.03.3. the voting requirements with respect to the removal of Directors, and filling vacancies under certain circumstances, are as set forth in Sections 7.05 and 7.06 of Article VII hereof.

     Subdivision B. Relative Rights, Preferences, Qualifications, Limitations and Restrictions (other than Voting Rights).

     Subsection 5.03.5.  Common Stock.

          (a) All shares of Common Stock are alike in all respects and are not issuable in series.

          (b) So long as any share of Class A Preferred Stock or Class B Preferred Stock remains outstanding, no dividend shall be paid or declared, and no distribution made or declared, on any Common Stock, other than a dividend or distribution payable or made in Common Stock, and no share of Common Stock shall be acquired for a consideration by the Corporation or by any subsidiary of the Corporation, unless (i) all dividends accrued on outstanding Class A Preferred Stock and Class B Preferred Stock of all series to the most recently preceding respective date or dates for the payment of dividends thereon shall have been paid or set apart for payment and (ii) all prior sinking fund requirements and requirements of other similar funds with respect to all series of Class A Preferred Stock and Class B Preferred Stock shall have been complied with. Subject to the foregoing, and not otherwise, such dividends (payable in cash, property, shares of any class and series or otherwise) as may be determined by the Board of Directors may be declared and paid on Common Stock from time to time out of funds legally available for the payment thereof.

          (c) Subject to any prior rights of the holders of Class A Preferred Stock and Class B Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Common Stock shall be entitled to share ratably in the assets of the Corporation available for distribution to shareholders. Neither the consolidation nor the merger of the Corporation with or into

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     any other corporation or corporations, nor a reorganization of the
     Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this Subsection.

          Subsection 5.03.6. Class A Preferred Stock and Class B Preferred Stock. Class A Preferred Stock and Class B Preferred Stock may each be issued from time to time in series, each of which series has the voting rights and relative rights, preferences, qualifications, limitations and restrictions of the class to which it belongs and those others given it pursuant to this Subsection. Each share of a series of any class shall be equal in all respects to every other share of the same class and series, subject to such limitations as may be prescribed by law, the Board of Directors is hereby expressly vested with the authority to fix the relative rights. preferences, qualifications, limitations and restrictions (other than voting rights) for each class, by resolution or resolutions of the Board of Directors adopted before the issuance of any share of any series of that class, to establish and designate series of that class and to fix the number of shares and relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each series, by resolution or resolutions of the Board of Directors adopted before the issuance of any share of that series. Without limiting the foregoing authority, the Board of Directors may establish, designate and fix the following with respect to each series of each class:

          (a) The distinctive serial designation of the shares of the series, which shall distinguish those shares from the shares of all other series;

          (b) The number of shares included in the series, which may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

          (c) The dividend rate or rates or the method of determining the dividend rate or rates for the shares of the series, the date or dates upon which the dividends on the shares of the series shall be payable and the relationship or priority of such dividends to those payable on Common Stock, on other series of the same class of Preferred Stock, and on series of other classes of Preferred Stock; whether dividends on the shares of the series shall be cumulative and, in the case of shares of any series having cumulative dividends rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative; and whether dividends on the shares of the series shall be payable in cash, property, shares of any class and series or otherwise;

          (d) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of the series upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative priorities, if any, to be accorded such payments;


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          (e)  The rights and obligations, if any, of the Corporation to purchase shares of the series or to redeem them and the prices and the other terms and conditions of any such purchase or redemption;

          (f) The terms and conditions of any share purchase plan or sinking fund or similar fund providing for the purchase or redemption of shares of the series;

          (g) Whether the shares of the series are convertible and, if they are, the period or periods within which and the terms and conditions, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of the series shall be convertible at the option of the holder into shares of Common Stock or any other class of Preferred Stock or any other series of the same class of Preferred Stock; and

          (h) All other relative rights, preferences, limitations, qualifications or restrictions, if any, applicable to the shares of the series not inconsistent herewith or with applicable law.

          Class A Preferred Stock and Class B Preferred Stock shall rank prior to Common Stock with respect to payment of dividends and with respect to distribution of the assets of the Corporation in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this Subsection.

     Subdivision C.  Class B Preferred Stock, Series 1.

          Subsection 5.03.7. Designation and Other Terms of 6% Cumulative Convertible Class B Preferred Stock, Series 1.

          (a)  Designation and Rank.

                (i) The designation of this series of Class B Preferred Stock is the 6% Cumulative Convertible Class B Preferred Stock, Series 1 (hereinafter referred to as the "Series 1 Stock"), and the number of shares constituting such series shall be 740,000. Series 1 Stock shall be without value but shall have a stated value of fifty dollars per share ($50.00).

               (ii) The Series 1 Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (A) junior to any other class or series of Class A Preferred Stock or Class B Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank

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          prior to the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock") (B) pari passu with any other class of series of Class A Preferred Stock or Class B preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock") and (C) prior to any other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, the Common Stock of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock of the Corporation are collectively referred to herein as the "Junior Securities").

          (b)  Dividend Rights.

               (i) The holders of shares of Series 1 Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance (the "Issue Date"), at the annual rate of 6.00% per annum, and no more, computed on the stated value of $50.00 for each share. Dividends shall be payable, when and as declared by the Board of Directors, quarterly on April 1, July 1, October 1, and
          January 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing July 1, 1996. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. Dividends payable on the Series 1 Stock (A) for any period other than a full dividend period shall be computed based upon the actual number of days elapsed up to but not including the dividend payment date divided by 365, and (B) for each full dividend period shall be computed by dividing the annual dividend rate by four.

               (ii) Holders of shares of the Series 1 Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

               (iii)     Unless full cumulative dividends on all
          outstanding shares of the Series 1 Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any Junior Securities) shall be declared upon the Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a

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          sinking fund for the redemption of any shares of any such Junior
          Securities) by the Corporation except for any redemption, purchase or acquisition relating to a conversion of or exchange for such Junior Securities.

          (c)  Liquidation Preferences.

               (i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series 1 Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $50.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any Junior Securities. After payment of such liquidating distributions, the holders of shares of Series 1 Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

               (ii) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series 1 Stock and any other Parity Preferred Stock, the holders of Series 1 Stock and the holders of such Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective amounts to which they are entitled.

               (iii) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this subsection
          (c).

          (d)  Redemption.

               (i) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, if necessary, the Corporation, at its option, may redeem any or all shares of Series 1 Stock, at any time or from time to time, on or after April 1, 2002 at a redemption price of $50.00 per share, plus an amount equal to accrued and unpaid dividends thereon to but not including the date of redemption (the "Redemption Price").

               (ii) If less than all the outstanding shares of Series 1 Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable.

               (iii)     Notice of any redemption shall be given by first

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          class mail, postage prepaid, mailed not less than 30 nor more than
          60 days prior to the date fixed for redemption to the holders of record of the shares of Series 1 Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state
          (A) the date fixed for redemption; (B) the Redemption Price; (C) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (D) the then effective Conversion Ratio (as defined in section (e) below) and the place where certificates for such shares may be surrendered for conversion; (E) the number of shares of Series 1 Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (F) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (G) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends.
          If such notice is mailed
          as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (iv) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Indiana or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus

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          of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series 1 Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of section (e) below at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series 1 Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

               (v) Any provision of this section (d) to the contrary notwithstanding, in the event that any dividends payable on the Series 1 Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment the Corporation shall not redeem any shares of Series 1 Stock unless all outstanding shares of Series 1 Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series 1 Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series 1 Stock for the purchase of all outstanding shares thereof.

          (e) Conversion Rights. The holders of shares of Series 1 Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

               (i) Each Share of Series 1 Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion ratio (the "Conversion Ratio") equal to $50 divided by 120% of the average of the per share closing prices of a share of Common Stock as reported on the Nasdaq Stock Market's National

          Market as reported in the Wall Street Journal (Midwest Edition) during the twenty (20) trading day period preceding the fifth
          (5th) calendar day preceding the Issue Date. The Conversion Ratio shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued an unpaid dividends on shares of Series 1 Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series 1 Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

               (ii) In order to convert shares of Series 1 Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series 1 Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series 1 Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series 1 Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series 1 Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series 1 Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

               (iii) In the case of any share of Series 1 Stock which is converted after any record date with respect to the payment of a dividend on the Series 1 Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series 1 Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series 1 Stock which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series 1 Stock being surrendered for conversion. The dividend with respect to a share of Series 1 Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series 1 Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series 1 Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series 1 Stock for conversion. Except as provided in this subsection (iii), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series 1 Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

               (iv) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series 1 Stock. If the conversion of any shares of Series 1 Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the Current Market Price of the Common Stock (as defined below), on the date on which the shares of Series 1 Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

               (v) The Conversion Ratio shall be adjusted from time to time after the Issue Date, as follows:

                    (A) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Ratio in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                    (B) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Ratio in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                    (C) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                    (D) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in clause (B) above, (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation, and (3) any dividend or distribution referred to in clause (A) above), the Conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series 1 Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

                    (E) For the purposes of this section (e), the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subsection (vi) below applies) shall be deemed to involve
               (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (D) above), and
               (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause
               (C) above).

                    (F) For the purposes of this section (e), (other than subsection (e)(i)), the Current Market Price of the Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the Nasdaq Stock Market's National Market ("Nasdaq") or, if the Common Stock is no longer quoted for trading on such system, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on Nasdaq or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                    (G) Notwithstanding the foregoing, no adjustment in the Conversion Ratio for the Series 1 Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such ratio; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section (e) shall be made to the nearest cent or to the nearest one-ten thousandth of a share (0.0001), as the case may be.

               (vi) Whenever the Conversion Ratio shall be adjusted as herein provided (A) the Corporation shall forthwith make available at the office of the transfer agent for the Series 1 Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (B) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series 1 Stock a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio.

               (vii) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series 1 Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series 1 Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this subsection (vii) shall similarly apply to successive consolidations, mergers, sales or exchanges.

               (viii) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series 1 Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series 1 Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.


               (ix) The Corporation may (but shall not be required to) make such increases and reductions in the Conversion Ratio, in addition to those required by clauses (A) through (D) of subsection (v) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series 1 Stock then outstanding.

               (xi)  In the event that:

                    (A) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                    (B) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                    (C) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                    (D) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Series 1 Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

          (f) Voting Rights. Other than as required by applicable law or as expressly provided in subsection 5.03.3 of the Corporation's Amended Articles of Incorporation, the holders of Series 1 Stock shall not have any voting rights.

          (g) Reacquired Shares. Shares of Series 1 Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Class B Preferred Stock without designation as to series and may thereafter be issued, but not as Series 1 Stock.

          (h) No Sinking Fund. Shares of Series 1 Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series 1 Stock.

     Section 5.04. Repeal or Amendment of Voting Rights. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), none of the provisions of Subsection 5.03.2(d), Subsection 5.03.3(c) or this Section 5.04 may be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of each class of stock outstanding whose rights would be adversely affected by the repeal or amendment, voting separately by class.

                                ARTICLE VI

                              Stated Capital

     The stated capital of the Corporation at the time of filing these amended articles is at least One Thousand Dollars ($1,000.00).

                               ARTICLE VII

                               Directors

     Section 7.01. Number of Directors. The Board of Directors is composed of twenty-one (21) members. The number of Directors may be fixed from time to time by the Bylaws of the Corporation at any number not more than thirty-one
(31) nor less than nine (9); provided, however, that (a) there shall not be more than twenty five (25) Directors elected by the holders of shares of Common Stock (the

"Common Directors") and (b) subject to such rights as the holders of shares of any class of stock other than Common Stock may have under these Articles of incorporation or applicable law (i) no reduction in the number of Directors shall shorten the term of any incumbent Director and reductions may be made only as the terms of incumbent Directors expire and (ii) the number of Common Directors may be changed only by the favorable votes of at least one more than two-thirds (2/3) of the entire number of Common Directors (which number shall be determined as if there were no vacancy in Common Directorships even if one or more vacancies exist). In the absence of a Bylaw fixing the number of Directors, the number shall, subject to the provisos of the preceding sentence, be nine (9).

     Section 7.02. Classes of Directors. Subject to such rights as the holders of shares of any class of stock other than Common Stock may have under these Articles of Incorporation or applicable law: Whenever the Board of Directors consists of nine (9) or more members, the Bylaws of the Corporation may provide that the Directors be divided into three classes whose terms of office shall expire at different times, but no term shall continue longer than three years. The number of members in each class shall be one-third (1/3) of the total number of members, except that if the total number is not divisible by three, one class (as designated by two-thirds (2/3) of the entire number of Common Directors) shall have one more or one fewer number of Common Director members than the other classes. When the classes are created and also whenever the number of Common Directors is increased, two-thirds (2/3) of the entire number of Common Directors are authorized, subject to the provisions of the second sentence of this Section 7.02, to assign the additional Common Director member or members to such class or classes as they deem appropriate and to fill the vacancy or vacancies in each class to which an additional Common Director member or members are assigned for the term of that class. Whenever the number of Directors is decreased, but to no fewer than nine (9), two-thirds (2/3) of the entire number of Common Directors are authorized, subject to the provisions of the second sentence of this Section 7.02, to remove the discontinued number from such class or classes as it deems appropriate. Whenever the Board of Directors is divided into more than one class, the Board of Directors may be declassified only by the favorable votes of at least one more than two-thirds (2/3) of the entire number of Common Directors and only if there is no incumbent Director who was elected by the holders of shares of any class of stock other than Common Stock or who has filled the vacancy in such a Directorship. Whenever holders of shares of any class of stock other than Common Stock elect directors to the classified Board, those holders shall also determine the assignment of their Directors to the classes of the Board. For the purposes of this Section 7.02, two-thirds (2/3) of the entire number of Common Directors shall be determined as if there were no vacancy in Common Directorships even if one or more vacancies exist.

     Section 7.03. Names and Post Office Addresses of the Directors. The names and post office addresses of the present Board of Directors of the Corporation are:

                         Number and
Name                     Street or P. O. Box    City        State Zip Code

Walter S. Ainsworth      P. O. Box 638          Roanoke      IN  46783

Willis E. Alt, Jr.       P. O. Box 1447         Warsaw       IN   46580

Robert A. Anker          P. O. Box 7844         Fort Wayne   IN   46801-7844

Stanley C. Craft         P. O. Box 10452        Fort Wayne   IN   46852-0452

Richard B. Doner         11510 Brigadoon Court  Fort Wayne   IN   46804

Jon F. Fuller            430 West Cook Road     Fort Wayne   IN   46825

Thomas C. Griffith       2931 Fox Chase Run     Fort Wayne   IN   46825

Michael C. Haggarty      P. O. Box 229          Auburn       IN   46706

M. James Johnston        P. O. Box 110          Fort Wayne   IN   46801

Joanne B. Lantz          800 Hamilton Lake Lane Hamilton     IN   46742
                         150H

Jackson R. Lehman        P. O. Box 110          Fort Wayne   IN   46801

Mike McClelland          P. O. Box 868          Fort Wayne   IN   46801

Richard C. Menge         4415 Brixworth Court   Fort Wayne   IN   46835

Patrick G. Michaels      P. O. Box 2263         Fort Wayne   IN   46801

Patricia R. Miller       2208 Production Road   Fort Wayne   IN   46808

Dennis J. Schwartz       P. O. Box 328          South Bend   IN   46624-0328

Paul E. Shaffer          11132 Carnoustie Lane  Fort Wayne   IN   46804

Thomas M. Shoaff         111 E. Wayne Street,   Fort Wayne   IN   46802
                         Suite 800

Jeff H. Towles, M.D.     1313 Production Road,  Fort Wayne   IN   46808
                         Mail Stop 3-28

Don A. Wolf              11718 Autumn Tree Dr.  Fort Wayne   IN   46845


     Section 7.04. Qualifications of Directors. Directors need not be shareholders.

     Section 7.05. Removal of Directors. Any one or more Directors may be removed from office at any time, but only for cause and only by the votes of the holders of at least two-thirds (2/3) of the outstanding shares of that class of stock entitled to vote for the class or classes of Directors of which the Director or Directors sought to be removed are members, at a meeting of shareholders of that class or classes called expressly for that purpose, notice of which meeting shall be accompanied by a proxy statement complying with the proxy statement rules and regulations of the Securities and Exchange Commission, whether or not a proxy statement is otherwise required. Except as may otherwise be provided by law, cause for removal shall exist only if the Director whose removal is sought
(a) has been convicted of a felony by a court of competent jurisdiction, or
(b) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in a matter of substantial importance to the Corporation, or (c) has been assessed a civil money penalty or ordered to make a payment to the Corporation or any of its subsidiaries in an administrative proceeding or action instituted by a bank, bank holding company or other appropriate regulatory agency, or (d) has been found liable for conduct for which he has been administratively or judicially denied indemnity under any indemnification provision of the Corporation or any of its subsidiaries, and there is no longer a right of direct appeal with respect to any such cause for removal.

     Section 7.06. Filling Vacancies. Any vacancy in a Directorship resulting from death, disability, resignation, retirement, disqualification, removal from office or for any other cause shall be filled by the favorable votes of at least two-thirds (2/3) of the remaining Directors who were elected by the holders of the same class of stock as the Director no longer serving and each of the Directors so chosen shall hold office for the unexpired term of the vacancy being filled by him. However, if no Director or Directors remain in office with power to fill the resulting vacancies, they shall be filled by the votes of the holders of at least two-thirds (2/3) of the shares of that class of shareholders having the right to elect Directors to the vacancies being filled.

     Section 7.07. Repeal or Amendment of this Article. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), none of the provisions of this Article VII (including this Section 7.07) may be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less, than two-thirds (2/3) of the shares of each class of stock outstanding whose rights would be adversely affected by the repeal or amendment, voting separately by class.

                                ARTICLE VIII

                       Names and Addresses of President and
                           Secretary of Corporation

     The names and post office addresses of the President and Secretary of the Corporation are:

                    Number and
Name                Street or P. O. Box City      State          Zip Code

M. James Johnston,  110 West Berry Street    Fort Wayne     IN        46802
President

Stephen R. Gillig,  110 West Berry Street    Fort Wayne     IN        46802
Secretary

                                ARTICLE IX

                  Provisions for Regulation of Business
                  and Conduct of Affairs of Corporation

     Section 9.01. Subject to satisfaction of the voting requirements of any provision of these Articles of Incorporation which requires the votes of the holders of more than a majority of the shares of any class or series of outstanding capital stock of the Corporation for the authorization of any amendment or repeal of any part of these Articles of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of The Indiana Business Corporation Law or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and powers conferred hereby on stockholders, directors and/or officers are subject to this reserve power.

     Section 9.02. No contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association or entity in which one or more of its directors or officers is a director or officer or is financially interested shall be void or voidable or in any other way affected because of such relationship or interest or because such director or directors or officer or officers are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

          9.02.1. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          9.02.2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          9.02.3. The contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     No director or officer shall be liable to the Corporation or any of its shareholders by reason of the authorization, approval or ratification of any such contract or transaction if such contract or transaction be not void or voidable under the foregoing standards.

     Section 9.03. The shares of stock of the corporation may be sold for such consideration as may be fixed from time to time by the Board of Directors of the Corporation.

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    Section 9.04.  Meetings of the shareholders may be held (1) at the principal office of the Corporation in the State of Indiana or (2) at such other place either within or without the State of Indiana as shall from time to time either
(a) be determined by the Board of Directors or the President of the Corporation and be designated in the notice or waiver of notice of the meeting or (b) be consented to by all of the shareholders of the Corporation in written waivers of notice of such meeting or (3) at such place as all shareholders attend for the purpose of holding a meeting.

     Section 9.05. The Board of Directors of the Corporation may, without limitation on its other powers to declare dividends and to authorize the Corporation to acquire its own shares, declare dividends payable from, and authorize the Corporation to acquire its own shares to the extent of, the Corporation's unreserved and unrestricted capital surplus available therefor.

                                 ARTICLE X

                        Certain Business Transactions

     Section 10.01. General. In addition to the requirements, if any, of the provisions of any class or series of capital stock which may be outstanding, and whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds (2/3) of the Common Stock, voting separately by class, shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (except proportionately as a shareholder of the Corporation); provided, however, that the two-thirds (2/3) voting requirement shall not be applicable if (1) Continuing Directors at the time shall constitute at least one-third (1/3) of the entire Board of Directors of the Corporation and shall have expressly approved the Business Transaction by at least a two-thirds (2/3) vote of the Continuing Directors at a duly called and validly held meeting at which at least three-fourths (3/4) of the Continuing Directors shall have been present at the discussion and vote on the approval, or (2) all of the following conditions shall have been satisfied:

          (A) (i) the Business Transaction is a merger or consolidation, or sale of substantially all of the assets, of the Corporation, (ii) the aggregate amount of cash and fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation (other than that Related Person) in connection with the Business Transaction has a present value, determined as of the date of consummation of the Business Transaction, at least equal to the higher of
     (x) that Related Person's Highest Purchase Price and (y) the Fair Market Value Per Share of Common Stock of the Corporation and (iii) if more than one type of consideration is received, there is paid or distributed in respect of each share of Common Stock of the Corporation the same proportion of each type of consideration;

          (B) after that Related Person has become the Beneficial Owner of not less than fifteen percent (15%) of the Voting Stock and before the consummation of the Business Transaction, that Related Person shall not have become the

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
     Beneficial owner of any additional share of Voting Stock or securities convertible into Voting Stock, except (i) as a part of the transaction which resulted in that Related Person's becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or (ii) as a result of a pro rata stock dividend or stock split; and

          (C) before the consummation of the Business Transaction that Related Person shall not have. directly or indirectly, (i) received the benefit (except proportionately as a shareholder of the Corporation) of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage provided by the Corporation or any of its subsidiaries, or (ii) caused any material change in the Corporation's business or equity capital structure including, without limitation, the issuance of shares of capital stock of the Corporation to any third party.

     A proxy statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or with the provisions of any act, rules and regulations in effect in lieu thereof) shall be mailed to all holders of Common Stock at least thirty (30) days before the date of the shareholder meeting at which the Business) Transaction is to be voted upon, whether or not such statement is otherwise required. The proxy statement shall contain at the front thereof, in a prominent place (A) any recommendations as to the advisability or inadvisability of the Business Transaction which the Directors may choose to state: and (B) if required by the vote of a majority of the Continuing Directors, the opinion of a national investment banking firm as to the fairness of the terms of the Business Transaction. from the point of view of the holders (other than that Related Person) of Common Stock of the Corporation (such investment banking firm to be engaged solely on behalf of those holders of Common Stock, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion, to be a reputable investment banking firm which has not previously been associated with any Related Person and to be selected by a majority of the Directors).

     Section 10.02.  Definitions.  For the purpose of this Article X:

          (1) The term "Business Transaction" means (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation,
     (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) including, without limitation, a mortgage or any other security device, of substantially all or of any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation. (c) the issuance, sale, exchange, transfer or other disposition by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation, (d) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power or control of a Related Person, (e) any partial or complete liquidation, spinoff, splitoff, splitup or dissolution of the Corporation, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

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
          (2) The term "Related Person" means and includes (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates is the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or was the Beneficial owner of not less than ten percent (10%) of the Voting Stock (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation) or (z) as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary the term "Related Person" shall not include the Corporation, a wholly-owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of the Corporation or of any wholly-owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in that capacity.

          (3) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 15, 1985; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of any conversion right, warrant, option or otherwise, shall be deemed the Beneficial Owner of that Voting Stock.

          (4) The term "Highest Purchase Price" means the highest amount of consideration paid by the Related Person for a share of Common Stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in that Related Person's becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or at any time while that Related Person was a Related
     Person: provided; however, that the amount so determined shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the Corporation, or the payment of a stock dividend thereon, occurring between (i) the last date upon which that Related Person paid the amount so determined for a share of Common Stock of the corporation and (ii) the effective date of the merger or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in paragraph (A) of Section 10.01 of this Article X.

          (5) The term "Fair Market Value Per Share of Common Stock of the Corporation" means the average of the daily mean (mid point) between bid and asked, or high and low, prices of Common Stock of the Corporation during the last five (5) days on which trading in Common Stock has occurred immediately before the date on which the Business Transaction is approved by the Directors of the Corporation or, if there is no such approval, then the date of the mailing of the Proxy Statement to shareholders under
     Section 10.01.

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
          (6) The term "Substantial Part" means any of the following, determined as of the date referred to in clause (5) of this Section 10.02:

               (a) If the assets constituting the substantial Part are owned by the Corporation itself:

               Either

                    (i) Twenty percent (20%) of those shares owned by the Corporation of stock of any corporate subsidiary of the Corporation which are entitled to be voted generally in the election of the directors of that subsidiary, or twenty percent (20%) of the voting power owned by the Corporation in any other entity which is a subsidiary of the Corporation:

               or

                    (ii) If the Corporation itself is also engaged in carrying on a business, twenty percent (20%) of the fair market value of all of the assets of the Corporation other than those described in Clause (a)(i) of this definition;

               (b) If the assets constituting the Substantial Part are "owned by a subsidiary of the Corporation:

               Either

                    (i) Twenty percent (20%) of those shares owned by the subsidiary of stock of any corporation which are entitled to be voted generally in the election of directors of that corporation, or twenty percent (20%) of the voting power owned by the subsidiary in any other entity;

               or

                    (ii) Twenty percent (20%) of the fair market value of all
               of the assets of the subsidiary other than those described in Clause (b)(i) of this definition.

          (7) In the event of a merger in which the Corporation is the surviving corporation, for the purpose of paragraph (A) of Section 10.01 the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its shareholders (other than that Related Person).

          (8) The term "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article X as one class; provided, however, that if the Corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Article X to a proportion of shares of Voting Stock shall be deemed to refer to that proportion of the votes entitled to be cast in respect of those shares.
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

          (9) The term "Continuing Director" means a Director of any class entitled to be elected by holders of shares of Common Stock who (A) is not the Related Person specified in Section 10.01 with respect to the Business Transaction under consideration, and (B) either was a member of the Board of Directors of the Corporation before that Related Person became a Related Person or who subsequently became a Director of the Corporation and whose election, or nomination for election by the Corporation's Common Stock holders, was approved by a vote of at least three-fourths (3/4) of the Continuing Directors then on the Board.

          (10) The term "Affiliate," used to indicate a relationship to a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person through the ownership of voting power, by contract or otherwise.

          (11) The term "Associate," used to indicate a relationship with a specified person, means (A) any corporation, partnership or other organization of which that specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which that specified person has a substantial beneficial interest or as to which that specified person serves as trustee or in a similar fiduciary capacity,
     (C) any relative or spouse of that specified person, or any relative of that spouse, who has the same home as that specified person or who is a director or officer of the Corporation or any of its parents or subsidiaries and (D) any person who is a director or officer of that specified person or any of its parents or subsidiaries (other than the Corporation or any wholly-owned subsidiary of the Corporation).

          (12) The term "subsidiary" means and includes not only a corporation, but also any other entity, in which the Corporation directly or indirectly holds more than one-half (1/2) of the voting power.

      Section 10.03. Determination of Certain Matters by Continuing Directors. For the purpose of this Article X, if the Continuing Directors constitute at least one-third (1/3) of the entire Board of Directors of the Corporation, then two-thirds (2/3) of the Continuing Directors shall have the power to make a good faith determination, on the basis of information then known to them of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner,
(ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part,
(v) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received any of the benefits or caused any of the changes referred to in paragraph (C) of
Section 10.01 of this Article X, and (vii) other matters with respect to which a determination is required under this Article X.

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     Section 10.04.  No Relief from Fiduciary or Other Obligations or
Restrictions. Nothing contained in this Article X shall be construed to relieve any Related Person from any fiduciary obligation or other obligation or restriction imposed by law.

     Section 10.05. Repeal or Amendment of this Article. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), none of the provisions of this Article X (including this Section 10.05) may be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the Common Stock, voting separately by class.









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